SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

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[X ]  Soliciting Material Pursuant to Sections 240.14a-11(c) or Section
      240.14a-12

                              NORTHFIELD LABORATORIES, INC.
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                (Name of Registrant as Specified In Its Charter)


                           MANAGEMENT INSIGHTS, INC.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE
---------------------

Contact:
Michael Eden
Management Insights, Inc.
14755 Preston Road   Suite 525
Dallas, TX 75240
(972) 755-2064
meden@managementinsights.com
----------------------------

C. Robert Coates and Management Insights, Inc. Provide Status Update to Shareholders of Northfield Labs

Dallas/August 2, 2000/PRNewswire/ -- -- C. Robert Coates and Management Insights, Inc. (MII) today confirmed that a meeting between MII and Northfield Labs (NASDAQ: NFLD) has occurred. This meeting followed up the letter MII sent to Northfield shareholders on June 19, 2000.

"I met with Mr. DeWoskin, Northfield Labs' CEO, and Mr. Gould, Northfield Labs' President, on Monday, July 24, 2000", said Mr. Coates. "In response to Mr. DeWoskin's request for clarification of the shareholder letter, I made the following points:

     o The consensus feedback from shareholders responding to our letter strongly supports our contention that the company's "Wall of Silence" approach to shareholder and media relations has greatly increased the perceived level of risk in the company's ability to achieve its milestones.

     o Based on current market conditions and market capitalization comparisons with same stage competitors such as Biopure Corporation and Alliance Pharmaceutical, Northfield Labs shares remain greatly undervalued.

     o By communicating the company's notable achievements, product status, and the known role the company's products have already played in saving lives, Northfield Labs can achieve a market capitalization comparable to its competitors.

     o By maximizing shareholder value now, it will be possible for the company to raise additional funds in the capital markets. This will ensure the company's ability to implement marketing and manufacturing activities in the future."

Mr. Coates also noted that, by mutual consent, "no information was discussed in the meeting that is not available to other shareholders of Northfield Labs. We will continue to evaluate our options moving forward."

                                       ***
About Management Insights, Inc.
-------------------------------
Management Insights, Inc. (MII) is a diversified management consulting, venture capital, and investment firm. Its customers include a number of Fortune 500 companies. Among its public investments are large equity stakes in Inprise Corporation, Evolving Systems, and Northfield Labs. Through its ProxyCapital Partners, Inc. subsidiary, MII serves as fund manager for ProxyCapital LP, a value-oriented hedge fund.